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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Prospectus constituting part of Post Effective Amendment No. 3 (Registration No. 333-41947) of this Registration Statement of Group Maintenance America Corp., on Form S-4 of our report dated August 7, 1997, except for Notes 2 and 11, as to which the date is August 18, 1997, relating to the financial statements of MacDonald-Miller Industries, Inc., which appear in such Prospectus. We also consent to the reference to our Firm under the heading "Experts" in this Prospectus.

Moss Adams L.L.P.

Seattle, Washington

July 17, 1998